ONLINE VACATION CENTER HOLDINGS, CORP.             CONSULTING SERVICES AGREEMENT
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Exhibit 10.7

                                 March 15, 2006

Alan Rubin                               Services: Please see attached Exhibit A

Address:  3400 SW 26 Terrace
Bldg A-1, Dania, FL  33312

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Dear Mr. Rubin:

Online Vacation Center Holdings, Corp. (formerly known as Alec Bradley Cigar Corporation) ("WE" or "US"), 1801 NW 66th Avenue, Plantation, Florida 33313 does hereby offer to engage and retain YOU ("YOU") upon the following terms and conditions:

1. ENGAGEMENT: YOU will be engaged by US as an independent contractor, and not an employee, to perform the Services as set forth in Exhibit A attached hereto and YOU will devote such time as may be necessary to perform these Services. YOU will not perform, nor be compensated for, any services outside the scope of the Services without our prior written approval.

2. TERM: The term of this Agreement shall commence upon execution of this Agreement and automatically terminate when all of the Services have been provided to OUR satisfaction in OUR absolute discretion.

3. COMPENSATION: YOU will be compensated for Services performed in the amounts, at the times and in the manner set forth in Exhibit A attached hereto.

4. INDEMNITY: YOU will indemnify and hold us harmless from any claim, loss or damage arising or asserted in connection with your performance of the Services and any action, omission, negligence, gross negligence or willful misconduct by YOU or others in connection therewith.

5. CONFIDENTIALITY AND NON-SOLICITATION: YOU hereby acknowledge and agree that WE have expended significant time and resources in developing our existing and prospective customers, suppliers, opportunities, businesses, concepts, ideas and operations and any information related thereto, including, but not limited to, prices, methods, plans, programs, literature, and documents ("Confidential Information"), all of which YOU hereby acknowledged and agree to be proprietary and confidential. YOU hereby agree during your term of engagement and for one year thereafter (which time period YOU acknowledge and agree is reasonable) that YOU will not, on your own behalf or in the service of or on behalf of others, (A) provide or disclose, use or divulge, or allow to be used or divulged, any Confidential Information, to any person for any purpose, or (B) solicit, divert or hire away, any customer, opportunity or employee of ours, whether or not such relationship is by written or verbal agreement, full-time, part-time or temporary, or (C) copy or retain any Confidential Information.

6. WORK PRODUCT: YOU hereby acknowledge and agree that any and all work product which is conceived, designed, developed or contributed by YOU in your capacity as an independent contractor hereunder ("Work Product") (A) is deemed to be within the scope of your engagement, (B) is deemed to be "works made for hire" under the United States Copyright Act or other applicable laws, and (C) is deemed to be specifically ordered and commissioned by US, and YOU hereby assign, transfer and convey to US any and all worldwide right, title and interest which YOU may have in and to the Work Product, including, without limitation, any right, title and interest therein arising under trade secret, copyright, mask work, patent or any other laws. YOU will execute such further instruments and documents and take such further action as may be requested by US to effectuate our ownership and the purposes hereof. Work Product shall include, without limitation, products, designs, works, discoveries, inventions, improvements, intellectual property, graphic materials, electronically produced or stored material, ideas, routines, object and source codes, specifications, flow charts, licenses, copyrights, trademarks, patents, scripts, and other materials and documentation, together with all information data and know-how, alterations, corrections, improvements and upgrades thereto

7. OTHER: All notices and communications hereunder will be deemed given upon receipt by personal delivery, overnight courier, or fax or upon the 3rd day following mailing by registered or certified mail, return receipt requested, and either delivered or addressed to the addresses set forth herein. This Agreement constitutes the entire agreement between YOU and US and supersedes any prior understandings or agreements, written or verbal, between YOU and US. This Agreement may be amended, supplemented, modified or discharged only in writing executed by both YOU and US. In the event any provision of this Agreement shall be held invalid or unenforceable for any reason, such holding shall not invalidate or render unenforceable any other provision hereof. This Agreement may not be assigned by YOU. YOU agree any dispute hereunder shall be resolved by arbitration and YOU waive any right to a trial by jury in connection herewith. YOU agree our remedies for any breach hereof include damages, specific performance, injunctive relief and other equitable remedies, no bond shall be required in connection therewith and the prevailing party shall be entitled to recover attorneys fees and costs. This Agreement will be governed by the laws of the State of Florida and venue and jurisdiction will lie only in Broward County, Florida.

Agreed and accepted March 15, 2006:

YOU:                             ONLINE VACATION CENTER HOLDINGS, CORP.

/s/ Alan Rubin                   By: /s/ Edward B. Rudner
Alan Rubin                       Name: Edward B. Rudner, President

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ONLINE VACATION CENTER HOLDINGS, CORP.             CONSULTING SERVICES AGREEMENT
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                                    EXHIBIT A

A.    Description of Services: "Services" shall mean and include the following:

YOU shall do all things necessary or appropriate to assist US in compliance with OUR reporting requirements pursuant to applicable federal and state law, including but not limited to the following:

o Assist US and our accountants and auditors in the preparation and completion of OUR annual, quarterly and other filings with the Securities and Exchange Commission ("SEC") for fiscal years 2005 and 2006, including providing any certifications (including, but not limited to, Section 302 and 906 certifications or sub-certifications related thereto), confirmations, acknowledgments, or representation letters requested by US or our accountants and auditors in our or their absolute discretion;

o Assist US and our accountants and auditors in the preparation and completion of OUR financial statements, federal and state tax returns for tax years 2005 and 2006; and

o Cooperate with US, our accountants, auditors, advisors and attorneys in the event of any inquiries made by the SEC, federal and state tax and employment agencies in connection with the aforementioned SEC filings and tax returns; and

o Assist US, our accountants, auditors, advisors and attorneys in any other manner reasonably requested by US.

B. Compensation: YOU will be paid a monthly fee equal to Eight Thousand Seven Hundred Twenty-Two Dollars and Sixteen Cents ($8722.16) per month beginning on April 15, 2006 and thereafter every 15th day of the month for six months ending on September 15, 2006 for a total of Fifty-Two Thousand Three Hundred Thirty Three Dollars and 0 cents ($52,333.00).

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